SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                          SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of
          the Securities Exchange Act of 1934 (Amendment No. ___)


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Filed by a Party other than the Registrant  ( )

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( )  Preliminary Proxy Statement

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(X)  Definitive Additional Materials

( )  Soliciting Material Under Rule 14a-12

( ) Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


                            RAYOVAC CORPORATION
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              (Name of Registrant as Specified in Its Charter)


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                 (Name of Person(s) Filing Proxy Statement,
                       if Other Than the Registrant)


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                      [Rayovac Corporation Letterhead]


June 29, 2000


Dear Shareholder:

As previously reported to you, Rayovac Corporation will hold its annual meeting of shareholders on Thursday, July 20, 2000. At the annual meeting, you will be asked be asked to act on the following matters: (1) the election of directors and (2) the ratification of the Board of Directors' appointment of independent auditors for 2000. These proposals are described in the proxy statement which was mailed to you on or about June 20, 2000.

Subsequent to the mailing of the proxy statement, we have been informed by Mr. Joseph W. Deering, one of the nominees for election to the Board of Directors, that he is resigning from the Board of Directors as of June 30, 2000 due to health reasons and that he will not stand for reelection at the upcoming annual meeting. In light of this development, the Board of Directors, in accordance with the Company's Amended and Restated By-laws, has now fixed the number of directors of the Company at six. Accordingly, only the two remaining nominees, Mr. Kent J. Hussey and Mr. Warren C. Smith, Jr., will stand for reelection at the annual meeting. The Board of Directors will continue its search to identify an appropriate candidate to serve as an independent director of the Company.

SHAREHOLDERS SHOULD STILL COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PREVIOUSLY MAILED TO YOU WITH THE PROXY STATEMENT ON JUNE 20, 2000. Proxies voted in favor of the Board of Directors' nominees for election as directors (Proposal No.1 on the proxy card) will be voted for Mr. Hussey and Mr. Smith, notwithstanding that the proxy card reflects the inclusion of Mr. Deering as a nominee for reelection.

We encourage you to return your proxy card promptly and appreciate your continued support.

Sincerely,

/s/ David A. Jones

David A. Jones
Chairman and Chief Executive Officer